Exhibit 99.1

Ameris Bancorp Announces Financial Results For Second Quarter 2019

JACKSONVILLE, Fla., July 26, 2019 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $38.9 million, or $0.82 per diluted share, for the quarter ended June 30, 2019, compared with $9.4 million, or $0.24 per diluted share, for the quarter ended June 30, 2018. The Company reported adjusted net income of $45.2 million, or $0.96 per diluted share, for the quarter ended June 30, 2019, compared with $29.2 million, or $0.74 per diluted share, for the same period in 2018. Adjusted net income excludes after-tax merger and conversion charges, executive retirement benefits, mortgage servicing right ("MSR") valuation adjustments, restructuring charges related to previously announced branch consolidations, loss on sale of bank premises and expenses related to hurricanes.

For the year-to-date period ending June 30, 2019, the Company reported net income of $78.8 million, or $1.66 per diluted share, compared with $36.0 million, or $0.92 per diluted share, for the same period in 2018. The Company reported adjusted net income of $87.8 million, or $1.85 per diluted share for the six months ended June 30, 2019, compared with $57.0 million, or $1.46 per diluted share, for the same period in 2018. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "The positive financial results from the second quarter are reflective of the hard work and dedication of our bankers. Strong momentum on integration, growing pipelines and unique market opportunities reinforce our commitment to an organic growth strategy."

Highlights of the Company's results for the second quarter of 2019 include the following:

  Increase of 5.5% in tangible book value per share to $20.81 at June 30, 2019, compared with $19.73 at March 31, 2019
  Improvement in adjusted efficiency ratio to 53.77%, compared with 55.12% in the first quarter of 2019 and 57.53% in the second quarter of 2018
  Adjusted return on average assets of 1.56%, compared with 1.51% in the first quarter of 2019 and 1.38% in the second quarter of 2018
  Adjusted return on average tangible common equity of 18.79%, compared with 18.82% in the first quarter of 2019 and 17.26% in the second quarter of 2018
  Growth in adjusted net income of $16.0 million, representing a 55% increase over second quarter of 2018
  Organic growth in loans of $581.4 million, or 28% annualized
  Annualized net charge-offs of 0.07% of average total loans and 0.11% of average non-purchased loans
  Improvement in nonperforming assets, decreasing to 0.51% of total assets
  Repurchase of 296,335 shares under the Company's previously announced common stock repurchase program
  Received required approvals to complete the acquisition of Fidelity Southern Corporation effective July 1, 2019

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands, except per share data)	2019	2018	2019	2018
Net income available to common shareholders	$38,904	$9,387	$78,809	$36,047

Adjustment items:
Merger and conversion charges	3,475	18,391	5,532	19,226
Executive retirement benefits	—	5,457	—	5,457
Restructuring charges	—	—	245	—
MSR valuation adjustment	1,460	—	1,460	—
Financial impact of hurricanes	50	—	(39)	—
Loss on sale of premises	2,800	196	3,719	779
Tax effect of adjustment items	(1,479)	(4,192)	(1,929)	(4,490)
After-tax adjustment items	6,306	19,852	8,988	20,972
Adjusted net income	$45,210	$29,239	$87,797	$57,019

Reported net income per diluted share	$0.82	$0.24	$1.66	$0.92
Adjusted net income per diluted share	$0.96	$0.74	$1.85	$1.46

Reported return on average assets	1.34%	0.44%	1.38%	0.89%
Adjusted return on average assets	1.56%	1.38%	1.54%	1.40%

Reported return on average common equity	10.27%	3.86%	10.60%	7.72%
Adjusted return on average tangible common equity	18.79%	17.26%	18.81%	17.18%

Acquisition of Fidelity
On July 1, 2019, the Company completed its acquisition of Fidelity Southern Corporation ("Fidelity"), the parent company of Fidelity Bank, Atlanta, Georgia. Fidelity operated 62 full-service banking locations, 46 of which were located in Georgia and 16 of which were located in Florida. The acquisition further expands the Company's existing Southeastern footprint in the attractive Atlanta market, where the Company is the largest community bank by deposit share after the acquisition. At June 30, 2019, Fidelity had total loans of $3.9 billion, total assets of $4.8 billion and total deposits of $4.0 billion. The conversion of Fidelity's systems to the Company's is scheduled to be completed during the fourth quarter of 2019, after which management expects to fully realize operating efficiencies from the acquisition.

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the second quarter of 2019 totaled $102.7 million, compared with $100.5 million for the first quarter of 2019 and $76.9 million for second quarter of 2018. The Company's net interest margin was 3.91% for the second quarter of 2019, down from 3.95% reported for the first quarter of 2019 and 3.95% reported for the second quarter of 2018. Accretion income for the second quarter of 2019 increased to $3.1 million, compared with $2.9 million for the first quarter of 2019, and $2.7 million reported for the second quarter of 2018. The Company's net interest margin, excluding the effects of accretion income, also decreased slightly during the quarter to 3.79%, compared with 3.83% in the first quarter of 2019 and 3.81% in the second quarter of 2018. The linked quarter decrease was primarily attributable to an increase in deposit costs, as the total earning asset yield was stable at 4.95% for both the first and second quarters of 2019.

Yields on all loans, excluding the effect of accretion, decreased to 5.18% during the second quarter of 2019, compared with 5.22% for the first quarter of 2019 and increased from 4.81% during the second quarter of 2018. Loan production in the banking division during the second quarter of 2019 totaled $854.7 million, with weighted average yields of 5.49%, compared with $613.5 million and 5.78%, respectively, in the first quarter of 2019 and $439.3 million and 5.46%, respectively, in the second quarter of 2018. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $2.6 billion during the second quarter of 2019, with weighted average yields of 5.20%, compared with $1.9 billion and 5.47%, respectively, during the first quarter of 2019 and $2.1 billion and 5.25%, respectively, during the second quarter of 2018.

Interest expense during the second quarter of 2019 increased to $27.4 million, compared with $25.5 million in the first quarter of 2019 and $13.9 million in the second quarter of 2018. The Company's total cost of funds moved five basis points higher to 1.10% in the second quarter of 2019 as compared with the first quarter of 2019. Deposit costs also increased five basis points during the second quarter of 2019 to 0.97%, compared with 0.92% in the first quarter of 2019. Costs of interest-bearing deposits increased during the quarter from 1.25% in the first quarter of 2019 to 1.34% in the second quarter of 2019, with the material portion of the increase relating to MMDA and CD accounts.

Noninterest Income
Noninterest income in the second quarter of 2019 was $35.2 million, compared with $30.8 million in the first quarter of 2019 and $31.3 million in the second quarter of 2018. The increase for both the linked quarter and year over year is a result of increased service charges and mortgage banking activity. Service charge revenue increased to $12.2 million in the second quarter of 2019, compared with $11.6 million in the first quarter of 2019 and $10.6 million in the second quarter of 2018 due to the Company's increased number of deposit accounts from organic growth and the acquisitions completed in 2018.

Mortgage banking activity increased to $18.5 million in the second quarter of 2019, compared with $14.7 million for the first quarter of 2019 and $15.4 million for the second quarter of 2018. Total production in the retail mortgage division increased to $585.1 million for the second quarter of 2019, compared with $356.0 million for the first quarter of 2019 and $522.1 million for the second quarter of 2018. Gain on sale spreads decreased slightly in the second quarter of 2019, moving to 3.11% from 3.18% in the linked quarter, but increased from 2.94% for the second quarter of 2018. Mortgage banking activity for the second quarter of 2019 was impacted by an unfavorable MSR valuation adjustment of $1.5 million.

Noninterest income from our SBA division increased to $1.9 million in the second quarter of 2019, compared with $1.7 million in the first quarter of 2019 and $1.3 million in the second quarter of 2018. Net income for the division increased over 22% from the first quarter of 2019 and over 52% from the second quarter of 2018 to $1.4 million in the second quarter of 2019.

Noninterest Expense
Noninterest expense increased $5.8 million, or 7.7%, to $81.3 million during the second quarter of 2019, compared with $75.4 million for the first quarter of 2019. During the second quarter of 2019, the Company recorded $6.3 million of charges to earnings, the majority of which was related to merger and conversion activity and loss on sale of premises, compared with $3.1 million in the first quarter of 2019 that were related principally to merger and conversion activity and loss on sale of premises. Excluding these charges, adjusted expenses increased approximately $2.6 million, or 3.6%, to $74.9 million in the second quarter of 2019, from $72.3 million in the first quarter of 2019. The majority of this increase is attributable to an increase in mortgage commissions of $3.9 million related to increased production compared with the first quarter of 2019. The Company continues to focus on its operating efficiency ratio. The Company's adjusted efficiency ratio declined from 57.53% in the second quarter of 2018 and 55.12% in the first quarter of 2019 to 53.77% in the second quarter of 2019.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2019 was 23.7%, compared with 22.3% in the first quarter of 2019 and 20.5% for the second quarter of 2018. The increased rate for the second quarter of 2019 was attributable to certain non-deductible merger expenses and increased state tax expense.

Balance Sheet Trends
Total assets at June 30, 2019 were $11.9 billion, compared with $11.4 billion at December 31, 2018. Total loans, including loans held for sale, purchased loans and purchased loan pools, were $9.31 billion at June 30, 2019, compared with $8.62 billion at December 31, 2018. Strong loan production in the second quarter of 2019 helped offset the impact of early pay downs and pay offs experienced during the first quarter of 2019. Loan production in the banking division during the second quarter of 2019 was 39% higher than the first quarter of 2019 and was 95% higher than the second quarter of 2018.

At June 30, 2019, total deposits amounted to $9.58 billion, or 93.6% of total funding, compared with $9.65 billion and 97.4%, respectively, at December 31, 2018. The decrease in total deposits in the second quarter was primarily due to the maturity of approximately $310.0 million of brokered deposits as part of our liquidity management strategy. Excluding those maturities, non-brokered deposits increased $91.4 million, or 3.9% annualized, in the second quarter. At June 30, 2019, noninterest-bearing deposit accounts were $2.77 billion, or 28.9% of total deposits, compared with $2.52 billion, or 26.1% of total deposits, at December 31, 2018. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $4.71 billion at June 30, 2019, compared with $4.60 billion at December 31, 2018. These funds represented 49.1% of the Company's total deposits at June 30, 2019, compared with 47.6% at the end of 2018.

Shareholders' equity at June 30, 2019 totaled $1.54 billion, an increase of $80.8 million, or 5.5%, from December 31, 2018. The increase in shareholders' equity was primarily the result of earnings of $78.8 million during the first six months of 2019, offset by dividends declared of $9.5 million and treasury stock purchases of $11.6 million. Tangible book value per share was $20.81 at June 30, 2019, up from $18.83 at December 31, 2018. Tangible common equity as a percentage of tangible assets was 8.68% at June 30, 2019, compared with 8.22% at the end of the 2018.

Credit Quality
Credit quality remains strong in the Company. During the second quarter of 2019, the Company recorded provision for loan loss expense of $4.7 million, compared with $3.4 million in the first quarter of 2019. Nonperforming assets as a percentage of total assets decreased by three basis point to 0.51% during the quarter. The net charge-off ratio for non-purchased loans was 11 basis points for the second quarter of 2019, compared with 27 basis points in the first quarter of 2019 and 26 basis points in the second quarter of 2018.

Conference Call
The Company will host a teleconference at 10:00 a.m. Eastern time today (July 26, 2019) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 9, 2019. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10133078. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 176 locations in Georgia, Alabama, Florida and South Carolina at July 1, 2019, including the 62 locations acquired in the Fidelity acquisition.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals, and including statements about the benefits of the merger between the Company and Fidelity. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of the Company and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2019	2019	2018	2018	2018	2019	2018

EARNINGS
Net income	$38,904	$39,905	$43,536	$41,444	$9,387	$78,809	$36,047
Adjusted net income	$45,210	$42,587	$45,897	$43,292	$29,239	$87,797	$57,019

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.82	$0.84	$0.92	$0.87	$0.24	$1.66	$0.93
Diluted	$0.82	$0.84	$0.91	$0.87	$0.24	$1.66	$0.92
Adjusted diluted EPS	$0.96	$0.90	$0.96	$0.91	$0.74	$1.85	$1.46
Cash dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.20	$0.20
Book value per share (period end)	$32.52	$31.43	$30.66	$29.58	$28.87	$32.52	$28.87
Tangible book value per share (period end)	$20.81	$19.73	$18.83	$17.78	$17.12	$20.81	$17.12
Weighted average number of shares
Basic	47,310,561	47,366,296	47,501,150	47,514,653	39,432,021	47,353,678	38,703,449
Diluted	47,337,809	47,456,314	47,593,252	47,685,334	39,709,503	47,394,911	38,980,754
Period end number of shares	47,261,584	47,585,309	47,499,941	47,496,966	47,518,662	47,261,584	47,518,662
Market data
High intraday price	$39.60	$42.01	$47.25	$54.35	$58.10	$42.01	$59.05
Low intraday price	$33.57	$31.27	$29.97	$45.15	$50.20	$31.27	$47.90
Period end closing price	$39.19	$34.35	$31.67	$45.70	$53.35	$39.19	$53.35
Average daily volume	352,684	387,800	375,773	382,622	253,413	369,959	244,914

PERFORMANCE RATIOS
Return on average assets	1.34%	1.42%	1.53%	1.47%	0.44%	1.38%	0.89%
Adjusted return on average assets	1.56%	1.51%	1.61%	1.53%	1.38%	1.54%	1.40%
Return on average common equity	10.27%	10.95%	12.09%	11.78%	3.86%	10.60%	7.72%
Adjusted return on average tangible common equity	18.79%	18.82%	20.95%	20.50%	17.26%	18.81%	17.18%
Earning asset yield (TE)	4.95%	4.95%	4.81%	4.78%	4.66%	4.95%	4.60%
Total cost of funds	1.10%	1.05%	0.94%	0.90%	0.75%	1.08%	0.69%
Net interest margin (TE)	3.91%	3.95%	3.91%	3.92%	3.95%	3.93%	3.93%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	21.27%	19.59%	19.75%	19.77%	25.72%	20.45%	25.25%
Efficiency ratio	59.36%	57.95%	58.30%	56.00%	80.50%	58.67%	71.82%
Adjusted efficiency ratio (TE)	53.77%	55.12%	54.10%	54.42%	57.53%	54.43%	58.67%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.93%	12.83%	12.73%	12.29%	12.26%	12.93%	12.26%
Tangible common equity to tangible assets	8.68%	8.46%	8.22%	7.77%	7.65%	8.68%	7.65%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.68%	8.46%	8.22%	7.77%	7.65%	8.68%	7.65%
Effect of goodwill and other intangibles	4.25%	4.37%	4.51%	4.52%	4.61%	4.25%	4.61%
Equity to assets (GAAP)	12.93%	12.83%	12.73%	12.29%	12.26%	12.93%	12.26%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,336	1,343	1,370	1,432	1,477	1,336	1,477
Retail Mortgage Division	348	328	332	317	308	348	308
Warehouse Lending Division	10	9	8	8	7	10	7
SBA Division	21	22	22	23	22	21	22
Premium Finance Division	62	64	72	67	68	62	68
Total Ameris Bancorp FTE headcount	1,777	1,766	1,804	1,847	1,882	1,777	1,882

Assets per Banking Division FTE	$8,889	$8,679	$8,353	$7,981	$7,577	$8,899	$7,577
Branch locations	114	114	125	125	126	114	126
Deposits per branch location	$84,056	$85,973	$77,195	$73,451	$69,536	$84,056	$69,536

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2019	2019	2018	2018	2018	2019	2018

Interest income
Interest and fees on loans	$117,010	$112,401	$111,749	$110,470	$82,723	$229,411	$155,990
Interest on taxable securities	9,383	9,043	8,686	8,792	6,321	18,426	11,528
Interest on nontaxable securities	102	156	195	204	179	258	501
Interest on deposits in other banks	2,276	3,150	1,964	1,581	723	5,426	1,439
Interest on federal funds sold	257	179	155	72	—	436	—
Total interest income	129,028	124,929	122,749	121,119	89,946	253,957	169,458

Interest expense
Interest on deposits	23,454	21,684	18,858	15,630	7,794	45,138	14,566
Interest on other borrowings	3,923	3,850	4,337	6,451	6,153	7,773	10,092
Total interest expense	27,377	25,534	23,195	22,081	13,947	52,911	24,658

Net interest income	101,651	99,395	99,554	99,038	75,999	201,046	144,800
Provision for loan losses	4,668	3,408	3,661	2,095	9,110	8,076	10,911
Net interest income after provision for loan losses	96,983	95,987	95,893	96,943	66,889	192,970	133,889

Noninterest income
Service charges on deposits accounts	12,168	11,646	12,597	12,690	10,613	23,814	20,841
Mortgage banking activity	18,523	14,677	11,883	14,082	15,403	33,200	27,689
Other service charges, commissions and fees	793	768	810	777	697	1,561	1,416
Gain (loss) on securities	69	66	1	48	(123)	135	(86)
Other noninterest income	3,683	3,614	5,179	2,574	4,717	7,297	7,911
Total noninterest income	35,236	30,771	30,470	30,171	31,307	66,007	57,771

Noninterest expense
Salaries and employee benefits	38,441	38,370	38,982	38,446	39,776	76,811	71,865
Occupancy and equipment expenses	7,834	8,204	7,945	8,598	6,390	16,038	12,588
Data processing and telecommunications expenses	8,388	8,391	8,293	8,518	6,439	16,779	13,574
Credit resolution related expenses(1)	979	911	1,174	1,248	1,045	1,890	1,594
Advertising and marketing expenses	1,987	1,741	1,633	1,453	1,256	3,728	2,485
Amortization of intangible assets	3,121	3,132	3,650	2,676	2,252	6,253	3,186
Merger and conversion charges	3,475	2,057	997	276	18,391	5,532	19,226
Other noninterest expenses	17,026	12,619	13,136	11,138	10,837	29,645	20,966
Total noninterest expense	81,251	75,425	75,810	72,353	86,386	156,676	145,484

Income before income tax expense	50,968	51,333	50,553	54,761	11,810	102,301	46,176
Income tax expense	12,064	11,428	7,017	13,317	2,423	23,492	10,129
Net income	$38,904	$39,905	$43,536	$41,444	$9,387	$78,809	$36,047

Diluted earnings per common share	$0.82	$0.84	$0.91	$0.87	$0.24	$1.66	$0.92

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2019	2019	2018	2018	2018

Assets
Cash and due from banks	$151,186	$144,801	$172,036	$158,453	$151,539
Federal funds sold and interest-bearing deposits in banks	186,969	712,199	507,491	470,804	273,170
Time deposits in other banks	748	7,371	10,812	11,558	11,558
Investment securities available for sale, at fair value	1,273,244	1,234,435	1,192,423	1,162,570	1,153,703
Other investments	32,481	15,157	14,455	35,929	44,769
Loans held for sale, at fair value	261,073	112,070	111,298	130,179	137,249

Loans	6,522,448	5,756,358	5,660,457	5,543,306	5,380,515
Purchased loans	2,286,425	2,472,271	2,588,832	2,711,460	2,812,510
Purchased loan pools	240,997	253,710	262,625	274,752	297,509
Loans, net of unearned income	9,049,870	8,482,339	8,511,914	8,529,518	8,490,534
Allowance for loan losses	(31,793)	(28,659)	(28,819)	(28,116)	(31,532)
Loans, net	9,018,077	8,453,680	8,483,095	8,501,402	8,459,002

Other real estate owned	5,169	6,014	7,218	9,375	8,003
Purchased other real estate owned	9,506	10,857	9,535	7,692	7,272
Total other real estate owned	14,675	16,871	16,753	17,067	15,275

Premises and equipment, net	141,378	141,698	145,410	145,885	144,484
Goodwill	501,140	501,308	503,434	505,604	504,764
Other intangible assets, net	52,437	55,557	58,689	54,729	53,561
Cash value of bank owned life insurance	105,064	104,597	104,096	103,588	103,059
Deferred income taxes, net	30,812	33,295	35,126	38,217	40,240
Other assets	120,052	123,236	88,397	93,009	98,324
Total assets	$11,889,336	$11,656,275	$11,443,515	$11,428,994	$11,190,697

Liabilities
Deposits
Noninterest-bearing	$2,771,443	$2,753,173	$2,520,016	$2,333,992	$2,356,420
Interest-bearing	6,810,927	7,047,702	7,129,297	6,847,371	6,405,173
Total deposits	9,582,370	9,800,875	9,649,313	9,181,363	8,761,593
Federal funds purchased and securities sold under agreements to repurchase	3,307	4,259	20,384	14,071	11,002
Other borrowings	564,636	151,454	151,774	656,831	862,136
Subordinated deferrable interest debentures	89,871	89,529	89,187	88,986	88,646
FDIC loss-share payable, net	20,596	18,834	19,487	18,740	18,716
Other liabilities	91,435	95,740	57,023	64,026	76,708
Total liabilities	10,352,215	10,160,691	9,987,168	10,024,017	9,818,801

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	49,099	49,126	49,015	49,012	49,012
Capital stock	1,053,500	1,053,190	1,051,584	1,050,752	1,049,283
Retained earnings	446,182	412,005	377,135	338,350	301,656
Accumulated other comprehensive income (loss), net of tax	16,462	(1,178)	(4,826)	(16,576)	(12,571)
Treasury stock	(28,122)	(17,559)	(16,561)	(16,561)	(15,484)
Total shareholders' equity	1,537,121	1,495,584	1,456,347	1,404,977	1,371,896
Total liabilities and shareholders' equity	$11,889,336	$11,656,275	$11,443,515	$11,428,994	$11,190,697

Other Data
Earning assets	$10,804,385	$10,563,571	$10,348,393	$10,340,558	$10,110,983
Intangible assets	553,577	556,865	562,123	560,333	558,325
Interest-bearing liabilities	7,468,741	7,292,944	7,390,642	7,607,259	7,366,957
Average assets	11,625,344	11,423,677	11,307,980	11,204,504	8,529,035
Average common shareholders' equity	1,519,598	1,478,462	1,428,341	1,395,479	974,494

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

Allowance for Loan Losses
Balance at beginning of period	$28,659	$28,819	$28,116	$31,532	$26,200	$28,819	$25,791

Provision for loan losses	4,668	3,408	3,661	2,095	9,110	8,076	10,911

Charge-offs	3,496	5,379	4,430	8,112	5,717	8,875	8,589
Recoveries	1,962	1,811	1,472	2,601	1,939	3,773	3,419
Net charge-offs (recoveries)	1,534	3,568	2,958	5,511	3,778	5,102	5,170

Ending balance	$31,793	$28,659	$28,819	$28,116	$31,532	$31,793	$31,532

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$1,338	$2,004	$2,489	$6,121	$3,744	$3,342	$5,193
Real estate - construction and development	222	25	7	265	20	247	20
Real estate - commercial and farmland	100	1,253	169	27	—	1,353	142
Real estate - residential	40	20	76	293	204	60	402
Consumer installment	1,126	1,893	1,465	923	839	3,019	1,801
Purchased loans	670	184	224	483	910	854	1,031
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	3,496	5,379	4,430	8,112	5,717	8,875	8,589

Recoveries
Commercial, financial and agricultural	742	1,065	927	939	1,247	1,807	1,903
Real estate - construction and development	19	1	3	1	2	20	116
Real estate - commercial and farmland	4	4	7	134	11	8	35
Real estate - residential	133	104	91	44	29	237	211
Consumer installment	242	164	137	178	117	406	184
Purchased loans	822	473	307	1,305	533	1,295	970
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	1,962	1,811	1,472	2,601	1,939	3,773	3,419

Net charge-offs (recoveries)	$1,534	$3,568	$2,958	$5,511	$3,778	$5,102	$5,170

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$18,129	$17,633	$17,952	$15,986	$16,813	$18,129	$16,813
Nonaccrual purchased loans	23,350	23,846	24,107	27,764	33,557	23,350	33,557
Nonaccrual purchased loan pools	—	400	—	4,696	2,197	—	2,197
Other real estate owned	5,169	6,014	7,218	9,375	8,003	5,169	8,003
Purchased other real estate owned	9,506	10,857	9,535	7,692	7,272	9,506	7,272
Accruing loans delinquent 90 days or more (excluding purchased loans)	4,439	3,676	4,222	2,863	7,421	4,439	7,421
Accruing purchased loans delinquent 90 days or more	174	—	—	—	—	174	—
Total non-performing assets	$60,767	$62,426	$63,034	$68,376	$75,263	$60,767	$75,263

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.51%	0.54%	0.55%	0.60%	0.67%	0.51%	0.67%
Net charge-offs as a percent of average loans (annualized)	0.07%	0.17%	0.14%	0.26%	0.23%	0.12%	0.16%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.11%	0.27%	0.21%	0.44%	0.26%	0.18%	0.20%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2019	2019	2018	2018	2018

Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,648,190	$1,382,907	$1,316,359	$1,422,152	$1,446,857
Real estate - construction and development	788,409	676,563	671,198	641,830	672,155
Real estate - commercial and farmland	2,046,347	1,894,937	1,814,529	1,804,265	1,640,411
Real estate - residential	1,589,646	1,365,482	1,403,000	1,275,201	1,245,370
Consumer installment	449,856	436,469	455,371	399,858	375,722
Total legacy loans	$6,522,448	$5,756,358	$5,660,457	$5,543,306	$5,380,515
Purchased loans
Commercial, financial and agricultural	$252,621	$327,972	$372,686	$413,365	$397,517
Real estate - construction and development	315,141	239,413	227,900	219,882	268,443
Real estate - commercial and farmland	1,135,866	1,280,515	1,337,859	1,399,174	1,428,490
Real estate - residential	558,458	597,735	623,199	649,352	679,205
Consumer installment	24,339	26,636	27,188	29,687	38,855
Total purchased loans	$2,286,425	$2,472,271	$2,588,832	$2,711,460	$2,812,510
Purchased loan pools
Real estate - residential	$240,997	$253,710	$262,625	$274,752	$297,509
Total purchased loan pools	$240,997	$253,710	$262,625	$274,752	$297,509
Total loan portfolio
Commercial, financial and agricultural	$1,900,811	$1,710,879	$1,689,045	$1,835,517	$1,844,374
Real estate - construction and development	1,103,550	915,976	899,098	861,712	940,598
Real estate - commercial and farmland	3,182,213	3,175,452	3,152,388	3,203,439	3,068,901
Real estate - residential	2,389,101	2,216,927	2,288,824	2,199,305	2,222,084
Consumer installment	474,195	463,105	482,559	429,545	414,577
Total loans	$9,049,870	$8,482,339	$8,511,914	$8,529,518	$8,490,534

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$300	$116	$256	$180	$38
Real estate - construction and development	138	142	145	384	150
Real estate - commercial and farmland	2,911	2,954	2,863	3,817	4,531
Real estate - residential	9,593	8,240	6,043	6,558	6,299
Consumer installment	10	11	16	4	5
Total accruing troubled debt restructurings	$12,952	$11,463	$9,323	$10,943	$11,023
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$135	$138	$138	$208	$330
Real estate - construction and development	2	2	2	6	30
Real estate - commercial and farmland	576	450	426	306	196
Real estate - residential	791	832	1,119	742	709
Consumer installment	65	63	69	92	102
Total nonaccrual troubled debt restructurings	$1,569	$1,485	$1,754	$1,354	$1,367
Total troubled debt restructurings (excluding purchased loans)	$14,521	$12,948	$11,077	$12,297	$12,390

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2019	2019	2018	2018	2018

Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$543,786	$540,646	$542,164	$550,020	$545,902
Grade 2 - Strong credit	730,621	587,622	523,101	645,612	660,495
Grade 3 - Good credit	2,801,373	2,372,115	2,408,128	2,289,584	2,211,703
Grade 4 - Satisfactory credit	2,225,083	2,088,813	2,047,688	1,939,518	1,820,884
Grade 5 - Fair credit	139,936	87,785	59,054	40,041	52,069
Grade 6 - Other assets especially mentioned	34,414	32,949	35,118	41,125	38,150
Grade 7 - Substandard	47,232	46,428	45,204	37,406	51,305
Grade 8 - Doubtful	—	—	—	—	7
Grade 9 - Loss	3	—	—	—	—
Total legacy loans	$6,522,448	$5,756,358	$5,660,457	$5,543,306	$5,380,515
Purchased loans
Grade 1 - Prime credit	$78,248	$80,682	$90,775	$54,840	$55,183
Grade 2 - Strong credit	81,069	84,904	84,617	132,454	139,683
Grade 3 - Good credit	787,052	677,718	656,289	463,307	449,317
Grade 4 - Satisfactory credit	1,176,182	1,428,353	1,586,377	1,828,090	1,908,143
Grade 5 - Fair credit	71,293	90,391	63,613	133,653	135,281
Grade 6 - Other assets especially mentioned	29,661	38,599	30,448	35,676	45,095
Grade 7 - Substandard	62,920	71,618	76,713	63,440	79,808
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	6	—	—	—
Total purchased loans	$2,286,425	$2,472,271	$2,588,832	$2,711,460	$2,812,510
Purchased loan pools
Grade 3 - Good credit	$240,997	$253,310	$262,625	$270,056	$295,312
Grade 7 - Substandard	—	400	—	4,696	2,197
Total purchased loan pools	$240,997	$253,710	$262,625	$274,752	$297,509

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

Earning Assets
Federal funds sold	$41,683	$31,291	$28,755	$15,074	$203	$36,515	$107
Interest-bearing deposits in banks	341,937	467,379	373,068	283,604	151,332	404,311	151,691
Time deposits in other banks	3,792	10,221	10,961	11,557	254	6,989	128
Investment securities - taxable	1,233,297	1,186,896	1,138,981	1,117,517	839,772	1,210,225	808,714
Investment securities - nontaxable	15,288	24,136	29,962	31,641	26,626	19,688	37,480
Other investments	15,830	14,532	18,494	36,067	42,384	15,185	38,662
Loans held for sale	154,707	101,521	129,664	151,396	141,875	128,261	140,012
Loans	6,370,860	5,867,037	5,819,684	5,703,921	5,198,301	6,138,749	5,051,742
Purchased loans	2,123,754	2,359,280	2,402,610	2,499,393	1,107,184	2,222,457	974,846
Purchased loan pools	245,947	257,661	268,568	287,859	310,594	251,772	317,813
Total Earning Assets	$10,547,095	$10,319,954	$10,220,747	$10,138,029	$7,818,525	$10,434,152	$7,521,195

Deposits
Noninterest-bearing deposits	$2,723,843	$2,545,043	$2,570,783	$2,320,851	$1,973,910	$2,634,937	$1,877,858
NOW accounts	1,506,721	1,553,988	1,546,939	1,567,111	1,311,952	1,530,224	1,324,764
MMDA	2,655,108	2,677,015	2,590,194	2,440,086	1,950,601	2,666,001	1,960,531
Savings accounts	405,506	399,089	401,836	423,449	295,326	402,315	286,750
Retail CDs < $100,000	778,957	767,405	776,556	744,145	475,965	773,213	449,515
Retail CDs $100,000 and over	1,183,465	1,124,733	1,055,973	978,842	585,632	1,154,261	589,611
Brokered CDs	486,292	510,301	510,663	487,686	14,132	498,230	7,105
Total Deposits	9,739,892	9,577,574	9,452,944	8,962,170	6,607,518	9,659,181	6,496,134
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	3,213	15,879	14,670	12,529	14,762	9,511	17,819
FHLB advances	22,390	6,257	101,337	513,460	703,177	14,368	538,282
Other borrowings	145,453	145,473	145,494	145,513	86,302	145,463	80,957
Subordinated deferrable interest debentures	89,686	89,343	89,135	88,801	86,085	89,516	85,894
Total Non-Deposit Funding	260,742	256,952	350,636	760,303	890,326	258,858	722,952
Total Funding	$10,000,634	$9,834,526	$9,803,580	$9,722,473	$7,497,844	$9,918,039	$7,219,086

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

Interest Income
Federal funds sold	$257	$179	$155	$72	$—	$436	$—
Interest-bearing deposits in banks	2,260	3,099	1,906	1,520	723	5,359	1,439
Time deposits in other banks	16	51	58	61	—	67	—
Investment securities - taxable	9,383	9,043	8,686	8,792	6,321	18,426	11,528
Investment securities - nontaxable (TE)	129	197	247	258	226	327	634
Loans held for sale	1,632	1,152	1,618	1,566	1,315	2,784	2,525
Loans (TE)	87,412	77,322	73,594	73,178	63,908	164,733	122,679
Purchased loans	27,154	33,011	35,413	34,692	16,130	60,165	27,892
Purchased loan pools	1,847	1,933	2,151	2,059	2,267	3,780	4,691
Total Earning Assets	$130,090	$125,987	$123,828	$122,198	$90,890	$256,077	$171,388

Accretion income (included above)	$3,103	$2,883	$4,077	$3,656	$2,652	$5,986	$4,096

Interest Expense
Deposits
Noninterest-bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	2,260	2,109	1,736	1,142	1,142	4,369	2,095
MMDA	9,488	9,047	7,991	5,885	3,953	18,535	7,479
Savings accounts	85	77	83	82	54	162	101
Retail CDs < $100,000	2,744	2,312	1,880	1,827	907	5,056	1,575
Retail CDs $100,000 and over	5,841	5,018	3,978	3,643	1,670	10,859	3,248
Brokered CDs	3,036	3,121	3,190	3,051	68	6,157	68
Total Deposits	23,454	21,684	18,858	15,630	7,794	45,138	14,566
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	2	11	5	4	5	13	14
FHLB advances	141	44	568	2,745	3,383	185	4,840
Other borrowings	2,210	2,227	2,222	2,180	1,320	4,437	2,454
Subordinated deferrable interest debentures	1,570	1,568	1,542	1,522	1,445	3,138	2,784
Total Non-Deposit Funding	3,923	3,850	4,337	6,451	6,153	7,773	10,092
Total Funding	$27,377	$25,534	$23,195	$22,081	$13,947	$52,911	$24,658

Net Interest Income (TE)	$102,713	$100,453	$100,633	$100,117	$76,943	$203,166	$146,730

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2019	2019	2018	2018	2018	2019	2018

Earning Assets
Federal funds sold	2.47%	2.32%	2.14%	1.89%	0.00%	2.41%	0.00%
Interest-bearing deposits in banks	2.65%	2.69%	2.03%	2.13%	1.92%	2.67%	1.91%
Time deposits in other banks	1.69%	2.02%	2.10%	2.09%	0.00%	1.93%	0.00%
Investment securities - taxable	3.05%	3.09%	3.03%	3.12%	3.02%	3.07%	2.87%
Investment securities - nontaxable (TE)	3.38%	3.31%	3.27%	3.24%	3.40%	3.35%	3.41%
Loans held for sale	4.23%	4.60%	4.95%	4.10%	3.72%	4.38%	3.64%
Loans (TE)	5.50%	5.34%	5.02%	5.09%	4.93%	5.41%	4.90%
Purchased loans	5.13%	5.67%	5.85%	5.51%	5.84%	5.46%	5.77%
Purchased loan pools	3.01%	3.04%	3.18%	2.84%	2.93%	3.03%	2.98%
Total Earning Assets	4.95%	4.95%	4.81%	4.78%	4.66%	4.95%	4.60%

Deposits
Noninterest-bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.60%	0.55%	0.45%	0.29%	0.35%	0.58%	0.32%
MMDA	1.43%	1.37%	1.22%	0.96%	0.81%	1.40%	0.77%
Savings accounts	0.08%	0.08%	0.08%	0.08%	0.07%	0.08%	0.07%
Retail CDs < $100,000	1.41%	1.22%	0.96%	0.97%	0.76%	1.32%	0.71%
Retail CDs $100,000 and over	1.98%	1.81%	1.49%	1.48%	1.14%	1.90%	1.11%
Brokered CDs	2.50%	2.48%	2.48%	2.48%	1.93%	2.49%	1.93%
Total Deposits	0.97%	0.92%	0.79%	0.69%	0.47%	0.94%	0.45%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.25%	0.28%	0.14%	0.13%	0.14%	0.28%	0.16%
FHLB advances	2.53%	2.85%	2.22%	2.12%	1.93%	2.60%	1.81%
Other borrowings	6.09%	6.21%	6.06%	5.94%	6.13%	6.15%	6.11%
Subordinated deferrable interest debentures	7.02%	7.12%	6.86%	6.80%	6.73%	7.07%	6.54%
Total Non-Deposit Funding	6.03%	6.08%	4.91%	3.37%	2.77%	6.06%	2.82%
Total Funding(2)	1.10%	1.05%	0.94%	0.90%	0.75%	1.08%	0.69%

Net Interest Spread	3.85%	3.90%	3.87%	3.88%	3.91%	3.87%	3.91%

Net Interest Margin(3)	3.91%	3.95%	3.91%	3.92%	3.95%	3.93%	3.93%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on total average funding including noninterest-bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2019	2019	2018	2018	2018	2019	2018
Net income available to common shareholders	$38,904	$39,905	$43,536	$41,444	$9,387	$78,809	$36,047

Adjustment items:
Merger and conversion charges	3,475	2,057	997	276	18,391	5,532	19,226
Executive retirement benefits	—	—	2,005	962	5,457	—	5,457
Restructuring charges	—	245	754	229	—	245	—
MSR valuation adjustment	1,460	—	—	—	—	1,460	—
Financial impact of hurricanes	50	(89)	882	—	—	(39)	—
Loss on sale of premises	2,800	919	250	4	196	3,719	779
Tax effect of adjustment items (Note 1)	(1,479)	(450)	(810)	377	(4,192)	(1,929)	(4,490)
After tax adjustment items	6,306	2,682	4,078	1,848	19,852	8,988	20,972

Reduction in state tax expense accrued in prior year net of federal tax impact	—	—	(1,717)	—	—	—	—

Adjusted net income	$45,210	$42,587	$45,897	$43,292	$29,239	$87,797	$57,019

Weighted average number of shares - diluted	47,337,809	47,456,314	47,593,252	47,685,334	39,709,503	47,394,911	38,980,754
Net income per diluted share	$0.82	$0.84	$0.91	$0.87	$0.24	$1.66	$0.92
Adjusted net income per diluted share	$0.96	$0.90	$0.96	$0.91	$0.74	$1.85	$1.46

Average assets	$11,625,344	$11,423,677	$11,307,980	$11,204,504	$8,529,035	$11,525,068	$8,207,704
Return on average assets	1.34%	1.42%	1.53%	1.47%	0.44%	1.38%	0.89%
Adjusted return on average assets	1.56%	1.51%	1.61%	1.53%	1.38%	1.54%	1.40%

Average common equity	$1,519,598	$1,478,462	$1,428,341	$1,395,479	$974,494	$1,499,144	$941,778
Average tangible common equity	$964,841	$917,876	$869,201	$837,914	$679,559	$941,489	$669,228
Return on average common equity	10.27%	10.95%	12.09%	11.78%	3.86%	10.60%	7.72%
Adjusted return on average tangible common equity	18.79%	18.82%	20.95%	20.50%	17.26%	18.81%	17.18%

Note 1: A portion of the merger and conversion charges for all periods and the 2Q18 executive retirement benefits are nondeductible for tax purposes.

Net Interest Margin Excluding Accretion and Yield on Total Loans Excluding Accretion						Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Total interest income (TE)	$130,090	$125,987	$123,828	$122,198	$90,890	$256,077	$171,388
Accretion income	3,103	2,883	4,077	3,656	2,652	5,986	4,096
Total interest income (TE) excluding accretion	126,987	123,104	119,751	118,542	88,238	250,091	167,292
Interest expense	27,377	25,534	23,195	22,081	13,947	52,911	24,658
Net interest income (TE) excluding accretion	$99,610	$97,570	$96,556	$96,461	$74,291	$197,180	$142,634

Yield on total loans (TE) excluding accretion	5.18%	5.22%	5.00%	4.95%	4.81%	5.20%	4.78%
Net interest margin (TE) excluding accretion	3.79%	3.83%	3.75%	3.77%	3.81%	3.81%	3.82%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Adjusted Noninterest Expense
Total noninterest expense	$81,251	$75,425	$75,810	$72,353	$86,386	$156,676	$145,484
Adjustment items:
Merger and conversion charges	(3,475)	(2,057)	(997)	(276)	(18,391)	(5,532)	(19,226)
Executive retirement benefits	—	—	(2,005)	(962)	(5,457)	—	(5,457)
Restructuring charges	—	(245)	(754)	(229)	—	(245)	—
Financial impact of hurricanes	(50)	89	(882)	—	—	39	—
Loss on sale of premises	(2,800)	(919)	(250)	(4)	(196)	(3,719)	(779)
Adjusted noninterest expense	$74,926	$72,293	$70,922	$70,882	$62,342	$147,219	$120,022

Total Revenue
Net interest income	$101,651	$99,395	$99,554	$99,038	$75,999	$201,046	$144,800
Noninterest income	35,236	30,771	30,470	30,171	31,307	66,007	57,771
Total revenue	$136,887	$130,166	$130,024	$129,209	$107,306	$267,053	$202,571

Adjusted Total Revenue
Net interest income (TE)	$102,713	$100,453	$100,633	$100,117	$76,943	$203,166	$146,730
Noninterest income	35,236	30,771	30,470	30,171	31,307	66,007	57,771
Total revenue (TE)	137,949	131,224	131,103	130,288	108,250	269,173	204,501
Adjustment items:
(Gain) loss on securities	(69)	(66)	(1)	(48)	123	(135)	86
MSR valuation adjustment	1,460	—	—	—	—	1,460	—
Adjusted total revenue (TE)	$139,340	$131,158	$131,102	$130,240	$108,373	$270,498	$204,587

Efficiency ratio	59.36%	57.95%	58.30%	56.00%	80.50%	58.67%	71.82%
Adjusted efficiency ratio (TE)	53.77%	55.12%	54.10%	54.42%	57.53%	54.43%	58.67%

Tangible Book Value Per Share						Table 9D
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2019	2019	2018	2018	2018	2019	2018
Total shareholders' equity	$1,537,121	$1,495,584	$1,456,347	$1,404,977	$1,371,896	$1,537,121	$1,371,896
Less:
Goodwill	501,140	501,308	503,434	505,604	504,764	501,140	504,764
Other intangibles, net	52,437	55,557	58,689	54,729	53,561	52,437	53,561
Total tangible shareholders' equity	$983,544	$938,719	$894,224	$844,644	$813,571	$983,544	$813,571

Period end number of shares	47,261,584	47,585,309	47,499,941	47,496,966	47,518,662	47,261,584	47,518,662
Book value per share (period end)	$32.52	$31.43	$30.66	$29.58	$28.87	$32.52	$28.87
Tangible book value per share (period end)	$20.81	$19.73	$18.83	$17.78	$17.12	$20.81	$17.12

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

Banking Division
Net interest income	$84,755	$85,039	$84,399	$84,041	$61,759	$169,794	$117,118
Provision for loan losses	2,306	2,058	1,603	1,229	766	4,364	1,654
Noninterest income	14,830	14,370	15,784	16,524	13,287	29,200	26,386
Noninterest expense
Salaries and employee benefits	24,228	27,932	25,882	26,120	26,646	52,160	48,714
Occupancy and equipment expenses	7,034	7,281	7,080	7,871	5,684	14,315	11,161
Data processing and telecommunications expenses	7,635	7,592	7,522	7,589	5,611	15,227	11,915
Other noninterest expenses	22,728	16,956	17,310	13,461	29,937	39,684	41,017
Total noninterest expense	61,625	59,761	57,794	55,041	67,878	121,386	112,807
Income before income tax expense	35,654	37,590	40,786	44,295	6,402	73,244	29,043
Income tax expense	8,691	8,775	5,493	11,156	1,716	17,466	6,958
Net income	$26,963	$28,815	$35,293	$33,139	$4,686	$55,778	$22,085

Retail Mortgage Division
Net interest income	$7,567	$5,753	$7,873	$5,544	$5,046	$13,320	$10,043
Provision for loan losses	609	136	(1)	122	246	745	463
Noninterest income	18,070	14,290	10,689	12,097	13,889	32,360	25,474
Noninterest expense
Salaries and employee benefits	11,886	8,207	10,802	10,061	10,864	20,093	18,606
Occupancy and equipment expenses	670	766	684	618	545	1,436	1,138
Data processing and telecommunications expenses	394	330	306	347	383	724	772
Other noninterest expenses	2,385	2,114	1,661	1,828	1,778	4,499	3,509
Total noninterest expense	15,335	11,417	13,453	12,854	13,570	26,752	24,025
Income before income tax expense	9,693	8,490	5,110	4,665	5,119	18,183	11,029
Income tax expense	2,170	1,613	1,073	943	1,075	3,783	2,319
Net income	$7,523	$6,877	$4,037	$3,722	$4,044	$14,400	$8,710

Warehouse Lending Division
Net interest income	$2,987	$2,690	$2,438	$2,469	$2,326	$5,677	$4,181
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	450	379	386	503	735	829	1,132
Noninterest expense
Salaries and employee benefits	162	161	145	136	128	323	266
Occupancy and equipment expenses	1	1	—	2	—	2	—
Data processing and telecommunications expenses	38	30	29	30	30	68	63
Other noninterest expenses	75	68	62	69	55	143	107
Total noninterest expense	276	260	236	237	213	536	436
Income before income tax expense	3,161	2,809	2,588	2,735	2,848	5,970	4,877
Income tax expense	664	590	544	574	598	1,254	1,024
Net income	$2,497	$2,219	$2,044	$2,161	$2,250	$4,716	$3,853

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

SBA Division
Net interest income	$1,182	$1,086	$1,352	$1,459	$1,320	$2,268	$2,244
Provision for loan losses	178	231	112	41	447	409	984
Noninterest income	1,883	1,730	1,094	1,045	1,349	3,613	2,719
Noninterest expense
Salaries and employee benefits	845	765	712	682	736	1,610	1,476
Occupancy and equipment expenses	65	59	63	58	55	124	113
Data processing and telecommunications expenses	3	2	—	1	9	5	18
Other noninterest expenses	249	349	401	210	290	598	526
Total noninterest expense	1,162	1,175	1,176	951	1,090	2,337	2,133
Income before income tax expense	1,725	1,410	1,158	1,512	1,132	3,135	1,846
Income tax expense	362	296	243	317	238	658	388
Net income	$1,363	$1,114	$915	$1,195	$894	$2,477	$1,458

Premium Finance Division
Net interest income	$5,160	$4,827	$3,492	$5,525	$5,548	$9,987	$11,214
Provision for loan losses	1,575	983	1,947	703	7,651	2,558	7,810
Noninterest income	3	2	2,517	2	2,047	5	2,060
Noninterest expense
Salaries and employee benefits	1,320	1,305	1,441	1,447	1,402	2,625	2,803
Occupancy and equipment expenses	64	97	118	49	106	161	176
Data processing and telecommunications expenses	318	437	436	551	406	755	806
Other noninterest expenses	1,151	973	1,156	1,223	1,721	2,124	2,298
Total noninterest expense	2,853	2,812	3,151	3,270	3,635	5,665	6,083
Income before income tax expense	735	1,034	911	1,554	(3,691)	1,769	(619)
Income tax expense	177	154	(336)	327	(1,204)	331	(560)
Net income	$558	$880	$1,247	$1,227	$(2,487)	$1,438	$(59)

Total Consolidated
Net interest income	$101,651	$99,395	$99,554	$99,038	$75,999	$201,046	$144,800
Provision for loan losses	4,668	3,408	3,661	2,095	9,110	8,076	10,911
Noninterest income	35,236	30,771	30,470	30,171	31,307	66,007	57,771
Noninterest expense
Salaries and employee benefits	38,441	38,370	38,982	38,446	39,776	76,811	71,865
Occupancy and equipment expenses	7,834	8,204	7,945	8,598	6,390	16,038	12,588
Data processing and telecommunications expenses	8,388	8,391	8,293	8,518	6,439	16,779	13,574
Other noninterest expenses	26,588	20,460	20,590	16,791	33,781	47,048	47,457
Total noninterest expense	81,251	75,425	75,810	72,353	86,386	156,676	145,484
Income before income tax expense	50,968	51,333	50,553	54,761	11,810	102,301	46,176
Income tax expense	12,064	11,428	7,017	13,317	2,423	23,492	10,129
Net income	$38,904	$39,905	$43,536	$41,444	$9,387	$78,809	$36,047

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (904) 486-7214